As Filed with the Securities and Exchange Commission on June 15, 1999
                                                  Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                             PROTOSOURCE CORPORATION
                            (Exact name of Registrant
                          As specified in its charter)

        California                             7373                  77-0190772
        ----------                             ----                  ----------
State or other jurisdiction of      Primary Standard Industrial     IRS Employer
incorporation or organization       Classification Code Number      I.D. Number

                           2800 28th Street, Suite 170
                         Santa Monica, California 90405
                                 (310) 314-9801
                 ------------------------------------------------
                (Name, address, including zip code, and telephone
                          number, including area code,
                  of registrant's principal executive offices)

                   Raymond J. Meyers, Chief Executive Officer
                             ProtoSource Corporation
                           2800 28th Street, Suite 170
                         Santa Monica, California 90405
                                 (310) 314-9801
                 ------------------------------------------------
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                               Gary A. Agron, Esq.
                           Law Office of Gary A. Agron
                           5445 DTC Parkway, Suite 520
                             Denver, Colorado 80111
                                 (303) 770-7254
                              (303) 770-7257 (fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under The Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATIONS OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

Title of each            Amount to be            Proposed                Proposed                 Amount of
class of                 registered              maximum                 maximum                  registration fee
securities to be                                 offering price          aggregate
registered                                       per unit (1)            offering price (1)
------------------------------------------------------------------------------------------------------------------
Common Stock,            1,568,667               $7.313 (1)              $11,471,661              $3,384
no par value             shares
underlying
common stock
purchase
warrants
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee, based on the closing price of the common stock as reported on the Nasdaq SmallCap Market on June 8, 1999 in accordance with Rule 457 under the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                    Subject to Completion dated June 15, 1999

PROSPECTUS

                        1,568,667 Shares of Common Stock
                    underlying Common Stock Purchase Warrants

                             ProtoSource Corporation
                          -----------------------------

     This prospectus relates to the public offering, which is not being underwritten, of up to 1,568,667 shares of our common stock underlying common stock purchase warrants held by some of our current security holders.

     The prices at which our security holders may sell the shares of common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares, although we will receive the exercise price of any common stock purchase warrants exercised.

     Our common stock is listed on the Nasdaq SmallCap Market under the symbol "PSCO." On June 8, 1999, the closing price of our common stock was $7.31 per share.

     SEE "RISK FACTORS" BEGINNING AT PAGE 5 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

                       ----------------------------------


     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ------------------------------------

                  The date of this Prospectus is June 15, 1999.

     The information in this prospectus is not complete and may be changed. The selling stockholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
Where You Can Find More Information....................................     2
Forward-Looking Statements.............................................     3
Our Company............................................................     4
Risk Factors...........................................................     5
Selling Stockholders...................................................    12
Plan of Distribution...................................................    12
Legal Matters..........................................................    14
Experts................................................................    14

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery  of  this  prospectus  or of any  sale  of our  common  stock.  In this
prospectus,   "ProtoSource,"   "we,"  "us,"  and  "our"  refer  to   ProtoSource
Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     (1)  Our Annual Report on Form 10-KSB for the year ended December 31, 1998;

     (2)  Our  Quarterly  Report on Form 10-QSB for the quarter  ended March 31,
          1999;

     (3) All documents filed by us under the Securities Exchange Act of 1934 (e.g. Forms 10-QSB and 8-K) after the date of this Prospectus; and

     (4) The description of our common stock contained in our registration statement on Form SB-2 declared effective by SEC on May 13, 1998, including any amendments or reports filed for the purpose of updating such description.

     We have also filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about our company and the common stock.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                            Attn: Investor Relations
                             ProtoSource Corporation
                           2800 28th Street, Suite 170
                         Santa Monica, California 90405
                                 (310) 452-4478

     You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements.

     Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus, or in our press releases.

     No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

                                   OUR COMPANY

     We provide Internet access, Web development, Web hosting and related services to individuals, public agencies and businesses on a national level. We operate our own Internet network facilities in Central California and offer Internet access nationwide through two "backbone"providers with which we have agreements. As of December 31, 1998, we had approximately 3,700 subscribers for whom we provided Internet access. We seek to acquire other small Internet Service Providers, or ISPs, in markets with populations less than 500,000. We believe that certain of these local ISPs currently doing business in our target markets may not be able to effectively manage the financial and administrative burdens imposed by the continuing consumer demand for local Internet services, unless these providers are integrated into larger, more diversified Internet products and services companies. We have addressed these kinds of financial and administrative burdens by (1) expanding our operations nationwide, (2) developing diversified services similar to our larger competitors, such as special access packages for business and high speed access, and (3) investing in automated billing and administrative systems. We believe these resources will not only allow us to compete effectively with larger access firms entering our markets, but also will facilitate our efforts to attract small ISPs. We may also acquire or invest in other small technology-oriented companies.

                                  RISK FACTORS

     In addition to reviewing other information in this prospectus, our Annual Report on Form 10-KSB and the other documents incorporated herein by reference, you should consider carefully the following factors in evaluating us and our business before purchasing shares of our common stock.

Our growth strategy and acquisitions may not be successful

     Our growth strategy is largely dependent upon acquiring small ISPs and acquiring or investing in other small technology oriented companies. We may not be successful, however, in locating or acquiring these kinds of businesses. We also may encounter substantial competition from other ISPs and telecommunications providers which are seeking to consolidate operations within our market area. Most of these competitors have larger subscriber bases and greater financial resources. Our inability to acquire these businesses on favorable terms in the future could have an adverse effect on our business, financial conditions and results of operations.

     Our continued success as a national Internet service provider will depend in large part on our ability to successfully integrate the operations and management of any ISP businesses that we may acquire.

     Failure to integrate businesses we acquire may result in significant operating inefficiencies, which may hurt our operating results. In addition, to integrate acquired businesses, we may have to expend substantially more managerial, operating, financial and other resources than we have planned, which would have an adverse effect on our business. Any future acquisition could result in the use of significant amounts of cash, potentially dilutive issuances of equity securities, or the incurrence of debt, or amortization expenses related to goodwill and other intangible assets, any of which would adversely affect our business. In addition, acquisitions involve numerous risks, including:

     o difficulties in the assimilation of the operations, technologies, products and personnel of the acquired company;

     o    the diversion of management's  attention from other business concerns;
          and

     o risks of entering markets in which we have no or limited prior experience; and the potential loss of key employees of the acquired company.

We have a limited operating history and may face difficulties encountered by companies operating in new and rapidly evolving markets.

     We began offering Internet access in 1995. When making your investment decision and evaluating our business and prospects, you should consider the risks and difficulties we may encounter in the new and rapidly evolving Internet service provider market, especially given our limited operating history. These risks include our ability to:

     o    expand our subscriber base and increase subscriber revenue;

     o    compete favorably in a highly competitive market;

     o    attract and retain qualified employees;

     o    develop strategic relationships;

     o    introduce new products and services; and

     o    continue   to  develop   and   upgrade   our   network   systems   and
          infrastructure.

     We cannot be certain that we will successfully address any of these risks.

We have a history of operating losses and expect future losses

     We incurred net losses of approximately $1.5 million and $1.7 million in the calendar years ended December 31, 1997 and 1998, respectively and $69,851 for the three months ended March 31, 1999. We expect to incur additional losses in the future.

     Our annual and quarterly operating results are subject to significant fluctuations and, as a result, period-to-period comparisons of our results of operations should not be relied upon as indicators of future performance.

     We have experienced significant fluctuations in our results of operations on a quarterly and annual basis. We expect to continue to experience significant fluctuations in our future quarterly and annual results of operations due to a variety of factors, many of which are outside of our control, including:

     o    demand for and market acceptance of our services;

     o    customer relations;

     o    increased competition in our markets;

     o growth of Internet use and establishment of Internet operations by mainstream enterprises;

     o    changes in our competitors' pricing policies; and

     o    general economic conditions affecting our industry.

     We  face  intense   competition   in  our  business  from  other  ISPs  and
telecommunications
providers

     We face intense competition in conducting our business, and we expect the competition to intensify as the Internet becomes more popular in the future. Our competitors include national, regional and local ISPs, telecommunications companies and cable television operators. Some of these competitors have much larger subscriber bases than ours and in some cases greater financial, technical and marketing resources. Furthermore, a number of our competitors offer a broader variety of access and data services and may have done so for longer periods of time. Every market in which we participate or intend to participate is served by multiple ISPs of various type. As a result of increased competition in our industry we expect to encounter significant pricing pressure. We cannot be certain that we will be able to offset the effects of any required price reductions through an increase in the number of our subscribers, higher revenues from our enhanced business services, cost reductions or otherwise, or that we will have the resources to continue to compete successfully.

We face the uncertainty of customer retention

     We believe that our long-term success depends largely on our ability to retain our existing customers while continuing to attract new customers. We continue to invest significant resources in our network infrastructure and customer and technical support capabilities to provide higher levels of services to our customers. We cannot be certain that these investments will maintain or improve our customer retention rate. We believe that intense competition from our competitors, some of which offer free initial service or other enticements for new customers, has caused, and may continue to cause, some of our customers to switch to our competitors' services. In addition, some new subscribers use the Internet only as a novelty and do not become consistent users of Internet services, and therefore, may be more likely to discontinue their service. These factors may adversely affect our subscriber retention rates, which would have an adverse effect on our business.

We may be unable to obtain the additional capital required to grow our business

     Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other ISPs or other small technology oriented companies which require significant capital resources. We anticipate that our cash requirements for 1999 will include disbursements for some or all of the following purposes:

     o potential acquisitions or investments in other technology-oriented companies;

     o    expansion of our network infrastructure;

     o    development of enhanced services; and

     o    working capital and general corporate purposes.

     We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

     o    shortfalls in anticipated revenues or increases in expenses;

     o    the development of new products and services; or

     o the expansion of our customer service operations, including the recruitment of additional customer service and support personnel.

     We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing.

Disruptions of our services due to system failure could result in subscriber cancellations

     The occurrence of a natural disaster, the failure of one of our systems or the occurrence of other unanticipated problems at our operating center could cause interruptions in our services. Extensive or multiple interruptions in providing customers with Internet access and other services are a primary reason for customer decisions to cancel the use of Internet access services. Accordingly, any disruption of our services due to system failure could have an adverse effect on our business.

We must adapt to technology trends and evolving industry standards to remain competitive

     The Internet market is characterized by rapid changes due to technological innovation, evolving industry standards, changes in customer needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards exposes us to risk of equipment obsolescence. We will need to use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to compete successfully in the Internet access industry. We cannot be certain that we will be successful in these efforts.

         We are also at risk due to fundamental changes in the way that Internet access may be delivered in the future. Currently, Internet access services are accessed primarily by computers connected by phone lines. Recently, several companies, began offering continuous, high speed Internet access through the use of cable modems. These cable modems have the ability to transmit data at substantially faster speeds than the modems currently used by our customers over phone lines. As the Internet becomes accessible to broad segments of the U.S. population through these cable modems and other consumer electronic devices, such as Web-TV, or as customer requirements change the means by which Internet access is provided, we will have to modify our technologies to accommodate these developments and remain competitive. The continued development and implementation of these technological advances may require substantial time and expense, and we cannot be certain that we will succeed in adapting our Internet access services business to alternative access devices and conduits. Our failure to respond in a timely and effective manner to these and other new and evolving technologies could have a negative impact on our business, or our providers.

If Internet usage does not continue to grow, we may not be able to continue our business plan

     Widespread use of the Internet is a relatively recent phenomenon. Our future success depends on continued growth in the use of the Internet and the continued development of the Internet as a viable commercial medium. We cannot be certain that Internet usage will continue to grow at or above its historical rates or that extensive Internet content will continue to be developed or accessible for free or at normal cost to users. If Internet use does not continue to grow or users do not accept our products and services, our business could be adversely affected.

State and federal government regulation could require us to change our business

     We provide Internet access and other services, in part, using telecommunications services provided by carriers that are subject to the jurisdiction of state and federal regulators. Due to the increasing popularity and use of the Internet, state and federal regulators may adopt additional laws and regulations relating to content, user privacy, pricing, copyright infringements and other matters. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

We face potential liability for material transmitted through our network or retrieved through our services

     The law relating to the liability of ISPs for information carried on or disseminated through their networks is unsettled. In addition, the Federal Telecommunications Act of 1996 imposes fines on any entity that knowingly permits any telecommunications facility under its control to be used to make obscene or indecent material available to minors via an interactive computer service. We cannot predict whether any claim under the federal statute, similar state statutes or common law will be asserted against us, or if asserted, whether it will be successful. As the law in this area develops, we may be required to expend substantial resources or discontinue certain services to reduce our exposure to the potential imposition of liability. Any costs that we incur as a result of contesting any asserted claims or the consequent imposition of liability could adversely affect our business.

     In addition, because our users may download materials and subsequently distribute them to others, persons may potentially make claims against us for defamation, negligence, copyright or trademark infringement, personal injury or other claims based on the nature, content, publication and distribution of such materials. We also could be exposed to liability with respect to the offering of third-party content that may be accessible through our services. It is also possible that if any third-party content provided through our services contains errors, third parties who access this material could make claims against us for losses incurred in reliance on this information.

Failure of Our Computer System or the Systems of Third Parties to Achieve Year 2000 Compliance Could Adversely Affect Our Business

     Many currently installed computer systems and software products are coded to accept only two-digit entries to represent years in the date code field. Computer systems and products that do not accept four-digit entries will need to be upgraded or replaced to accept four-digit entries to distinguish years beginning with 2000 from prior years. We are currently evaluating the Year 2000 issue as it relates to our entire internal computer system as well as computer systems operated by third parties. We are incurring internal staff costs and may incur consulting and other expenses related to making our computer systems Year 2000 compliant. We will expense these costs as incurred. In addition, computer systems operated by third parties with which our systems interface may not continue to properly interface with our systems or be compliant on a timely basis with Year 2000 requirements. Any failure of our computer system or the systems of third parties to achieve Year 2000 compliance could adversely affect our business.

We will not pay dividends

     We do not intend to pay any cash dividends on our common stock in the foreseeable future. Earnings, if any, will be used to finance growth.

All of our shares are eligible for future sales

     All of our shares of common stock have either been registered for sale or may be sold under Rule 144 of the Securities Act. The sale of a significant number of our shares whether under Rule 144 or following registration could materially reduce the market price of our common stock.

Our preferred stock may prevent a change in control

     Our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors. Accordingly, under the articles of incorporation, the board of directors may, without shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power of other rights of the holders of the common stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock and could be used by the board of directors as a device to prevent a change in control. We have no other anti-takeover provision in our articles of incorporation or bylaws. Holders of the preferred stock, if issued, may be granted the right to receive dividends, certain preferences in liquidation, and conversion rights at the discretion of the board of directors.

We have eliminated most director liability

     Our articles of incorporation contains a provision eliminating directors' liability to us or to our stockholders for monetary damages for breach of fiduciary duty, except in circumstances involving a financial benefit to a director, intentional infliction of harm to us or other wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of criminal law. Our bylaws contain provisions obligating us to indemnify our directors and officers to the fullest extent permitted under California law. These provisions could serve to insulate our officers and directors against liability for actions which damage us or our stockholders.

                              SELLING STOCKHOLDERS

     The shares of common stock to be sold by the selling stockholders pursuant to this prospectus represent 1,137,000 shares underlying common stock purchase warrants we sold in a May 13, 1998 public securities offering and 431,667 shares underlying common stock purchase warrants issued to nine persons. The following table sets forth the aggregate number of shares of common stock underlying common stock purchase warrants held by each selling stockholder, other than the public holders and the percentage of our outstanding shares registered by each.


---------------------------------------------------------------------------------------------------------
Name of Selling stockholder                   Number of shares or           Percentage          Number
                                              number of shares              of                  of shares
                                              underlying common             outstanding         for sale
                                              stock purchase                shares
                                              warrants
---------------------------------------------------------------------------------------------------------
Steven Kriegsman                                  57,500                       3.2%              57,500
Paul Sloan                                        57,500                       3.2%              57,500
Andrew Chu                                        28,334                       1.6%              28,334
Sara Binder                                        3,333                         *                3,333
Andrew, Alexander Wise & Co., Inc.               224,045                      11.2%             224,045
Howard Silverman                                  15,455                         *               15,455
David Appell                                      15,500                         *               15,500
William Conis                                     15,000                         *               15,000
Andrew Stathapoulos                               15,000                         *               15,000
---------------------------------------------------------------------------------------------------------
TOTALS:                                          431,667                                        431,667
---------------------------------------------------------------------------------------------------------


*  Represents less than 1%

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares being offered hereby on the Nasdaq SmallCap Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. Shares may be sold by one or more of the following means of distribution:

     o Block trades in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    Purchases  by  a  broker-dealer   as  principal  and  resale  by  such
          broker-dealer for its own account pursuant to this prospectus;

     o Over-the-counter distributions in accordance with the rules of the Nasdaq SmallCap Market;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    Privately negotiated transactions.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus as supplemented or amended to reflect such transaction. The selling stockholders may also pledge such shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of such pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any such shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We will pay all reasonable expenses incident to the registration of the shares being offered hereby other than any commissions and discounts of underwriters, dealers or agents.

     In order to comply with the securities laws of certain states, if applicable, the shares being offered hereby must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and there has been compliance thereof.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholder and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify the selling stockholder and any person controlling the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

     Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by the Law Office of Gary A. Agron, Englewood, Colorado.

                                     EXPERTS

     Our financial statements for the years ended December 31, 1998 and 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of Angell & Deering, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             PROTOSOURCE CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM
NUMBER
---------
Item 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except SEC fees are estimates.

     Registration Statement-SEC...................................   $ 3,384
               Accounting fees....................................   $ 7,000
               Legal fees.........................................   $15,000
               Miscellaneous......................................   $ 4,616
                                                                     -------
               Total..............................................   $30,000
                                                                     =======

Item 15 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 5 of the Registrant's Restated Articles of Incorporation provide that liability of directors for monetary damage is eliminated to the fullest extent possible with California law. Section 6 provides for indemnification of all of the Registrant's agents (including officers and directors) subject only to limits imposed by California law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors, or persons controlling to Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by an officer, director or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 16   EXHIBITS

Exhibit
Number
-------

5.1      Opinion of Gary A. Agron
23.1     Consent of Angell & Deering, certified public accountants
23.2     Consent of Gary A. Agron (Included in Exhibit 5.1)

Item 17  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on the 9th day of June, 1999.

                                          PROTOSOURCE CORPORATION



                                         /S/  Raymond J. Meyers
                                         ---------------------------------------
                                         By:  Raymond J. Meyers
                                         Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons on June 9, 1999 in the capacities indicated.

SIGNATURE                                             TITLE


/S/ Raymond J. Meyers                         Chief Executive Officer
-------------------------------               (Principal Executive Officer)
Raymond J. Meyers                             Chief Financial Officer (Principal
                                              Accounting Officer) And Director



/S/ Andrew Stathopoulos                       Director
------------------------------
Andrew Stathopoulos



/S/ William Conis                             Director
------------------------------
William Conis

                                INDEX TO EXHIBITS

Exhibit
Number
------

  5.1    Opinion of Gary A. Agron
 23.1    Consent of Angell & Deering, certified public accountants
 23.2    Consent of Gary A. Agron (Included in Exhibit 5.1)